                                                                   EXHIBIT 10.70


CONFIDENTIAL TREATMENT REQUESTED AS TO THOSE PORTIONS MARKED WITH AN ASTERISK OR
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A BRACKET AND THOSE PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.
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                           ASSET PURCHASE AGREEMENT


    THIS AGREEMENT, dated April 19, 1996 is made by and among Pittsburg & Shawmut Railroad, Inc., a Delaware corporation ("BUYER"), Genesee & Wyoming Inc., a Delaware corporation ("GWI"), The Pittsburg & Shawmut Railroad Company, a Pennsylvania corporation ("P&S"), Red Bank Railroad Company, a Pennsylvania corporation ("RED BANK"), Mountain Laurel Railroad Company, a Pennsylvania corporation ("MOUNTAIN LAUREL") and Arthur T. Walker Estate Corporation, a Delaware corporation ("ATWEC"). P&S, Red Bank and Mountain Laurel are each referred to individually herein as a "SELLER" and collectively as "SELLERS".

    In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                         ARTICLE 1.  PURCHASE AND SALE

    SECTION 1.1 TRANSFER OF ASSETS. Subject to all of the terms and conditions of this Agreement, at the Closing (as hereinafter defined), each Seller agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to purchase and accept from each Seller, all of the following:

        (a) Each Seller's real property and interests therein described in
    Schedule 1.1(a), including railroad ties and track bed (the "REAL
    PROPERTY");

        (b) Each Seller's tangible personal property (excluding inventories), including but not limited to tracks, rails, switches, crossings, bridges, buildings, signals, crossing protection devices, communication lines, poles and radio masts which may be affixed as of the date of this Agreement to the Real Property, equipment, machinery, furniture, fixtures, leasehold improvements, vehicles and supplies (as described in Schedule 1.1(b)), including those described in Schedule 1.1(b) (the "TANGIBLE PERSONAL PROPERTY"); provided, however, Buyer is not purchasing those assets
                --------
    identified as "Excluded Assets" on Schedule 1.1(b) (the "EXCLUDED ASSETS");

        (c) Sellers' inventories and stores selected by Buyer in its sole discretion and as described in Schedule 1.1(c), having an aggregate book value of $50,000.00 (the "INVENTORIES");

        (d) all of Sellers' interest in and to all of the contracts identified in Schedule 2.1, including but not limited to product and service warranties (the "CONTRACTS");

        (e) all of Sellers' interest in and to (1) all patents, applications for patents, copyrights, license agreements, assumed names, trade names, trademark and/or service mark registrations, applications for trademark and/or service mark registrations, trademarks and service marks of Sellers, as more particularly described in Sche-dule 1.1(e), and the goodwill associated therewith, and all variants thereof, including all rights to use the names "The Pittsburg & Shawmut Railroad Company", "Red Bank Railroad Company" and "Mountain Laurel Railroad Company" to the exclusion of Sellers and ATWEC, and (2) all of Sellers' other proprietary information, including trade secrets, know-how, product designs and specifications, operating data, customer lists and other information pertaining to their respective businesses (other than those relating to Excluded Assets) (the "INTANGIBLE ASSETS");

        (f) copies or originals (as mutually determined by Sellers and Buyer) of all of each Seller's business and operational records, including employee records of any employee of any Seller who is hired by Buyer, office and sales records, blueprints, marketing strategies, business plans, studies and inventory lists and records (but expressly excluding each Seller's capital stock records, corporate minute books, bank account records and tax returns) (the "RECORDS"); and

        (g) all of the issued and outstanding capital stock of Kittanning Equipment Leasing Company (the "KITTANNING STOCK").

The Real Property, the Tangible Personal Property, the Inventories, the Contracts, the Intangible Assets, the Records and the Kittanning Stock are collectively referred to herein as the "PURCHASED ASSETS".

    SECTION 1.2 USE OF SELLERS' NAMES. In furtherance of the purchase and sale of the Purchased Assets hereunder, at the Closing, each Seller and ATWEC shall cause each Seller's corporate name to be changed to a name completely dissimilar to "The Pittsburg & Shawmut Railroad Company", "Red Bank Railroad Company" and "Mountain Laurel Railroad Company", and thereafter shall not adopt, use, cause to be used, or approve or sanction the use of any such names, or any names so similar as to cause confusion therewith.

    SECTION 1.3 PURCHASE PRICE.







    SECTION 1.4 PAYMENT OF PURCHASE PRICE. Subject to the terms and conditions of this Agreement, at the Closing Buyer shall pay the Purchase Price to Sellers in immediately available funds by wire transfer or other means acceptable to Sellers.

    SECTION 1.5 SUPPLEMENTAL PURCHASE PRICE. A supplemental purchase price (the "Supplemental Purchase Price") shall be paid as additional consideration for the Purchased Assets under, and contingent upon, the following terms and conditions.

        (a)

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        (b)
















        (c) Coal Revenues.
            -------------










        (d) Access to Records.  Within ninety (90) days after the end of 1997
            -----------------
    and each year thereafter, Buyer shall deliver to ATWEC, or its designee, a notice certifying the amount due, if any, pursuant to this Section 1.5 with respect to such year along with (i) a check for any such amount and (ii) a calculation of such amount due based on tonnage shipped. ATWEC or its designee shall have the right annually to inspect

    Buyer's books and records with respect to the shipments which are the subject of this Section 1.5.

        (e) Definition of "Buyer".  For purposes of this Section 1.5, the term
            ---------------------
    "Buyer" shall include Buyer's direct and indirect successors and assigns.


                     ARTICLE 2.  LIABILITIES AND CONTRACTS

    SECTION 2.1 CONTRACTS ASSUMED. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall assume and become responsible to pay, perform and discharge the Contracts of Sellers identified (or otherwise described) in Schedule 2.1 and each other Contract of Sellers which, at or before the Closing, is placed (or otherwise described) on a revised Schedule 2.1 executed by Buyer and Sellers.

    SECTION 2.2 NO ASSUMPTION OF LIABILITIES OR OTHER CONTRACTS. Except as provided in Section 2.1 or Article 10, it is expressly understood and agreed that Buyer does not assume nor shall it be liable for any liability, obligation, claim against or Contract of Sellers of any kind or nature, at any time existing or asserted, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, and whether or not recorded on the books and records of Sellers, arising out of or by reason of this or any other transaction or event occurring prior or subsequent to the Closing.


        ARTICLE 3.  SELLERS' AND ATWEC'S REPRESENTATIONS AND WARRANTIES

    Each Seller, with respect to its own affairs, and ATWEC, with respect to its own affairs, hereby represents and warrants to Buyer and to GWI, except as set forth in Schedule 3, the Disclosure Statement, as follows:

    SECTION 3.1 SELLER ORGANIZATION, STANDING AND QUALIFICATION. Each Seller is a duly organized, validly existing corporation, chartered and in good standing, under the laws of the Commonwealth of Pennsylvania; is duly licensed, qualified to do business, and in good standing in each jurisdiction in which the ownership and operation of its business requires such licensing or qualifications except for those states or jurisdictions in which the failure to be so qualified will not have a Material Adverse Effect; and has full corporate power and authority and all permits, consents and authorizations necessary to own and lease its properties and to carry on its business as now conducted, including but not limited to, any fictitious name registrations required to be filed, the absence of which will not have a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means a material adverse effect on the financial condition of the Sellers in the aggregate or their assets, properties, liabilities, operations or conditions taken as a whole.


    SECTION 3.2 ATWEC ORGANIZATION, STANDING AND QUALIFICATION. ATWEC is a duly organized, validly existing corporation, chartered and in good standing, under the laws of the State of Delaware. ATWEC has all necessary corporate power and authority to execute and deliver this Agreement, to comply with the provisions hereof and to consummate the transactions contemplated hereby.

    SECTION 3.3 SUBSIDIARIES. Each Seller has no subsidiaries, other than Kittanning Equipment Leasing Company ("KELC"), a subsidiary of P&S.

    SECTION 3.4 CAPITALIZATION OF SELLER.   All of the issued and outstanding
shares of each Seller's capital stock are owned by ATWEC.

    SECTION 3.5 CORPORATE DOCUMENTS. All of Sellers' corporate books are accurate as to the actions contained therein, and the Bylaws contained therein are the Bylaws of each Seller as of the date of this Agreement and shall be the Bylaws of such Seller as of the Closing Date.

    SECTION 3.6 AUTHORIZATION. Each Seller's and ATWEC's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby have all been duly and validly authorized by all necessary corporate action on the part of each Seller and ATWEC, and this Agreement is valid and binding upon each Seller and ATWEC in accordance with its terms.

    SECTION 3.7 NO CONFLICT. Neither the execution and delivery of this Agreement by any Seller or ATWEC, nor compliance by any Seller or ATWEC with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

        (a) conflict with or result in a breach of any provision of such Seller's or ATWEC's respective Certificate of Incorporation or By-laws;

        (b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any Contract, Encumbrance or other instrument or obligation to which such Seller, any subsidiary of such Seller is a party or by which they or any of their respective properties or assets may be bound which default or right will have a Material Adverse Effect; or

        (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Seller, any subsidiary of such Seller, or any of their respective properties or assets which violation will have a Material Adverse Effect.

For purposes of this Agreement the term "ENCUMBRANCE" means and includes (a) all interests securing obligations owed to any Person, whether based on common law, statute or Contract, including those arising from mortgages, indentures, deeds of trust, leases, collateral assignments of lease and rights, liens, pledges, conditional sales contracts, consignments and bailments, (b) all reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, charges, claims, leases and other similar title exceptions and encumbrances, (c) all liens of any taxing authority, and (d) all landlords', mechanics', materialmen's, warehousemen's, carriers' and similar liens.

    SECTION 3.8 FINANCIAL STATEMENTS. True and correct copies of Balance Sheets for each Seller as of December 31, 1994, and December 31, 1995, true and accurate copies of Operating and Revenue Statements for each Seller for the twelve (12) month periods ending December 31, 1994 and December 31, 1995, respectively, have been furnished to Buyer by Sellers. Within forty-five (45) days after the Closing Date, true and correct copies of the Balance Sheet, as of the Closing Date, as well as Operating and Revenue Statements for Seller from December 31, 1995 through the Closing Date shall be furnished to Buyer by
Sellers.   All of the foregoing Balance Sheets, Operating and Revenue Statements shall collectively constitute the "FINANCIAL STATEMENTS". The Financial Statements (1) are in accordance with the books and records of Sellers in all material respects; and (2) present fairly the financial condition of Sellers at the dates of such Financial Statements and their results of operations for the respective period then ending; and (3) except for the interim statements described above, the same have been prepared in accordance with generally accepted accounting principles, consistently applied with prior periods.

    SECTION 3.9 UNDISCLOSED LIABILITIES. Except as set forth in the Financial Statements and except with respect to Environmental Laws which are separately treated in Section 3.14, each Seller has no outstanding debt, liability or other obligation, whether accrued, absolute, contingent or otherwise and whether due or to become due other than debts, liabilities or obligations incurred in the ordinary course of business or which would not have a Material Adverse Effect.

    SECTION 3.10  TAXES, TAX RETURNS AND AUDITS.

        (a) All federal, state and local tax returns as to the operations of each Seller which are required by law to be filed on or before the Closing Date have been timely filed, and all taxes, interest, penalties and assessments for said periods which were due and owing pursuant to said tax returns, or pursuant to any assessments or otherwise for any taxable periods ending on or prior to the Closing Date for or which returns were due prior to the Closing Date have been paid, except for any such tax, interest, penalty or assessment which is being contested in good faith by such Seller and with respect to which such Seller has set aside adequate reserves on its books and except where the failure to file any such return or to pay any such tax, interest, penalty or assessment would not have a Material Adverse Effect. True and correct copies of all federal and state tax returns for each Seller's 1993 and 1994 tax years have been furnished to Buyer by such Seller.

        (b) To the knowledge of each Seller, there are no pending investigations or proceedings relating to, or claims asserted for, taxes or assessments against such Seller. Each Seller has timely paid in full all property taxes and other assessments levied on its assets and properties which have heretofore become due and payable except for any such tax or other assessment which is being contested in good faith by each Seller and with respect to which each Seller has set aside adequate reserves on its books and except where the failure to file any such return or to pay any such tax, interest, penalty or assessment would not have a Material Adverse Effect. There are in effect no agreements, waivers or other arrangements providing for an extension of time with regard to the assessment of any tax, or any deficiency with respect thereto, against any Seller. There are no actions, suits, proceedings, investigations or claims now pending against any Seller relating to any taxes or assessments, or any claims or deficiencies with respect thereto.

        (c) All applicable estimated federal, state and local income tax payments or deposits for 1995 which were due and payable prior to the date hereof, including the quarterly estimates for the third and fourth quarters of 1995 have been made.

    SECTION 3.11 TITLE TO ASSETS. Each Seller has good title to Purchased Assets other than the Real Property being transferred by it, free and clear of restrictions on, or conditions to, transfer or assignment, and of mortgages, liens, pledges, charges, encumbrances and security interests, except minor liens or encumbrances that, in the aggregate with all other Sellers, are not material in amount and do not materially detract from or materially interfere with the present use of any material properties, or materially impair the business operations of Sellers in the aggregate (the foregoing collectively referred to as "PERMITTED ENCUMBRANCES").

    SECTION 3.12 REAL PROPERTY. Since December 31, 1993, no Seller has received any written notice that the operations on and use of the Real Property by Seller do not conform to all applicable zoning and similar laws, rules and regulations. To each Seller's knowledge, the operations on and use of the Real Property by each Seller conform to all applicable zoning and similar laws, rules and regulations except to the extent non-compliance would not have a Material Adverse Effect.

    SECTION 3.13 NO THIRD PARTY RIGHTS OR OPTIONS. Except for certain statutory rights of the Commonwealth of Pennsylvania to a priority in acquiring abandoned railroad property or rights of reversion in the event the Real Property ceases to be used for railroad purposes and except with respect to any leased assets, there are no outstanding rights or options in any third party to acquire any Purchased Assets or any interest therein, or to acquire any assets or other properties of any Seller or any interest therein (excluding, however, any such rights or options which may have been granted by Buyer or GWI).

    SECTION 3.14 COMPLIANCE WITH LAWS. Since December 31, 1993, no Seller has received any written notice from any governmental agency of any violations of any applicable federal, state or local law or regulation affecting its assets or the operation of its business, except for any such notice which has been or will be complied with prior to the Closing. Since December 31, 1993, no Seller has received any written notice from any governmental agency that it must remove, repair or restore any bridge or grade crossing, except for any such notice which has been or will be complied with prior to the Closing. Sellers warrant that, to Sellers' knowledge, Sellers are in substantial compliance with all material federal, state and local laws and regulations applicable to its business, including without limitation, those respecting the health and safety of its employees, the benefit or welfare plans provided for its employees, the hiring, firing and conditions of employment of its employees and the protection of the environment. Except in compliance with then applicable Environmental Laws (as defined below) and in the ordinary course of business, Sellers further represent and warrant that (i) no Seller has stored, dumped or deposited nor participated in the storing, dumping or depositing of any Hazardous Substance upon any of its properties or elsewhere in violation of then applicable law, and (ii) no Seller has at any time received, nor does it have any knowledge of any facts or circumstances that would cause it to reasonably believe that it is likely to receive, notice of an alleged violation of any then applicable Environmental Law, rule or regulation from any governmental authority or any notice from any federal, state or local governmental agency, or any other person, that any Seller may have liability arising from or related to the discharge, disposal, release, or threatened release, of any Hazardous Substance at or from a "facility" (as defined in (S)101(9) of CERCLA), which liability would have a Material Adverse Effect.

        (a) "ENVIRONMENTAL LAWS" shall mean the Federal Water Pollution Control Act, the Clean Air Act, the Resource Conservation Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Superfund Amendment and Reauthorization Act, the Toxic Substances Control Act ("TSCA"), the Hazardous Materials Transportation Act ("HMTA"), and any other applicable federal, state or local statute, rule, ordinance, law or regulation that pertains to the protection of the environment or human health as enacted and in effect on the date hereof and all licenses, orders, permits, certificates or like authorizations promulgated under any Environmental Law.

        (b) "HAZARDOUS SUBSTANCE" means, without limitation, any flammable explosives, radon, radioactive materials, friable asbestos, polychlorinated biphenyls, petroleum and petroleum products, hazardous materials, hazardous wastes, hazardous or toxic substances, as defined in CERCLA, HMTA, RCRA, TSCA, or any other federal, state or local environmental statute, rule, ordinance, law or regulation as enacted and in effect as of the Closing Date.

    SECTION 3.15 CONTRACTS. Except for the leases and contracts set forth on the Disclosure Statement and contracts set forth on Schedule 2.1 to this Agreement (true copies of which have been delivered or made available to Buyer by Sellers), no Seller is bound by any written or oral:

        (a) Agreement or understanding not made in the ordinary course of its business;

        (b) Employment contract or contract for personal services not terminable at will;

        (c) Continuing contract for the future purchase of material, supplies, machinery, or other equipment in excess of the requirements of its business now booked or of normal operating requirements;

        (d) Sales agency agreement or advertising contracts;

        (e) Contract or commitment for capital expenditures, in excess of One Thousand Dollars ($1,000.00) in the aggregate;

        (f) Contract or agreement containing covenants by Seller not to compete in any lines or business or with any person; or

        (g) Lease for premises pursuant to which any Seller makes or receives payments in excess of Five Thousand Dollars ($5,000) per year and which is not cancelable upon not greater than forty (40) days notice.

    SECTION 3.16  LITIGATION.   There are no actions, suits, proceedings or
investigations pending or, to the knowledge of Seller, threatened in any court or before any governmental agency or instrumentality against any Seller or its properties or assets which if adversely decided would have a Material Adverse Effect, or which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the recision thereof.

    SECTION 3.17 ABSENCE OF ADVERSE CHANGES OR OTHER EVENTS. Except as set forth on the Disclosure Statement and except as contemplated by this Agreement, since December 31, 1995 no Seller has:

        (a) Created or incurred any liability (absolute or contingent) except for trade debt and similar unsecured current liabilities, under oral or written contracts other than debts, liabilities or obligations incurred in the ordinary course of business or which would not have a Material Adverse Effect;

        (b) Other than in the ordinary course of business, loaned any money or otherwise pledged the credit of Seller or mortgaged, pledged, or subjected its assets to any tangible or intangible lien or encumbrance;

        (c) Sold or otherwise disposed of, or contracted to sell or dispose of, any of Purchased Assets, tangible or intangible; or canceled any debts owed it or claims held by it against a third party other than in the ordinary course of business;

        (d) Terminated or amended or suffered the termination or amendment of any material contract, lease, agreement or license or other instrument to which it is or was a party;

        (e) Made or become a party to any contract or commitment or renewed, extended, amended, or modified any contract or commitment which in any one case involves an amount in excess of Five Thousand Dollars ($5,000.00) and a term in excess of forty (40) days (other than automatic extensions or renewals);

        (f) Except as otherwise provided in Schedule 2.1 with respect to the ongoing agreements of any Seller and except as done in the ordinary course of business, paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, or severance pay to any employee listed on Schedule 3.17(f) not required under any existing agreement disclosed to Buyer prior to the date of this Agreement, or increased the compensation, including salaries, fees, commissions, bonuses, profit sharing, incentive, pension, retirement, or other similar payments paid to any of its employees listed on Schedule 3.17(f);

        (g) Made any change in its business or operations or the manner of conducting its business or operations, other than minor changes in the lawful and ordinary course of business, which in the aggregate have not had a Material Adverse Effect;

        (h) Suffered any damage, destruction or loss having a Material Adverse Effect; or

        (i) Entered into any contract, agreement or arrangement to do or perform any of the foregoing actions.

    SECTION 3.18 UNION, EMPLOYEE COLLECTIVE BARGAINING UNIT OR ORGANIZING ACTIVITY. No Seller is signatory to any collective bargaining agreement and is not currently subject to any labor collective bargaining process or organizing efforts by any union or other collective bargaining representative; and no Seller has knowledge that any Seller employee, union or collective bargaining representative is considering or threatening to organize any Seller's employees to form a union or collective bargaining unit.

    SECTION 3.19 EMPLOYEE BENEFITS. No Seller maintains or contributes to any "employee pension benefit plans" or "employee welfare benefit plans" (as described in Section 3(2) and (1), respectively, of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA")) or any "multi-employer plan" (as defined in Section 414(f) of the Internal Revenue Code ("CODE")), nor does it have any form of plan or agreement with any of its current employees providing for present or future employee benefits or deferred compensation of any nature whatsoever, stock options, stock purchase or any other material employee benefits. The Disclosure Statement contains a summary of all documents creating or evidencing any such plan or agreement. At the request of Buyer, true, correct and complete copies of any such documents creating or evidencing any such plan or agreement will be delivered to Buyer within five (5) days after such request.

    SECTION 3.20  EMPLOYEES AND COMPENSATION.  The Disclosure Statement includes
(i) a true and complete list of all employees of each Seller as of December 31, 1995 and (ii) the job titles, salary rate or other compensation basis, and all other types of compensation for each employee listed on Schedule 3.17(f). There has been no material change in this list since December 31, 1995.

    SECTION 3.21 CUSTOMERS. No current customer of any Seller which, during the twelve-month period ended December 31, 1995, purchased goods or services from the Seller in an amount in excess of $250,000 has furnished written notice to terminate or intent to terminate transacting business with such Seller; no Seller has knowledge which would indicate that any such current customer presently intends to terminate transacting business with such Seller.

    SECTION 3.22 BOOKS AND RECORDS. The books and records of each Seller are true, complete and correct in all material respects and have been prepared in the usual and customary manner. No changes or additions to the books and records of any Seller have been made from the date such books and records were first examined by Arthur Andersen LLP and nothing which should be set forth in said books and records, if prepared in the usual and customary manner of such Seller, has occurred from the date such books were first examined by Arthur Andersen LLP, except for such changes, additions or events which have been made or have occurred, as the case may be, in the ordinary course of the business of such Seller consistent with the prior practice of such Seller or in connection with the 1995 audit conducted by Arthur Andersen LLP.

    SECTION 3.23 BROKERS AND FINDERS. Neither Sellers nor ATWEC nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby; provided, however, ATWEC and Sellers have engaged the services of The Meridian Group and ATWEC and Sellers shall be solely responsible for any compensation due and payable, or to become due and payable, to The Meridian Group as a result of the closing or negotiations of the transactions contemplated herein.

    SECTION 3.24  KELC REPRESENTATIONS.

        (a) The authorized capital stock of KELC and the number of shares issued and outstanding are as set forth in the Disclosure Statement. All of the issued and outstanding shares of KELC's capital stock are owned by P&S.

        (b) Other than the permits listed on Schedule 3.24(b) (the "Permits"), KELC has neither assets nor liabilities in excess of Ten Thousand Dollars ($10,000).

        (c) KELC has good title to the Permits and the Permits were duly issued to KELC.

        (d) KELC has never had any employees.

        (e) The Disclosure Statement lists all officers and directors of KELC.

        (f) Sellers have delivered to Buyer true copies of KELC's certificate of incorporation, by-laws and minute book as presently in effect.

    SECTION 3.25 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty of any Seller or of ATWEC made in this Agreement (including any Schedule or Exhibit hereto), nor any document or statement required to be delivered to Buyer by any Seller and/or ATWEC in connection with the Closing, contains (or will when furnished contain) any untrue statement of a material fact, or omits (or will then omit) to state a material fact necessary in order to make the statement of facts made therein not misleading.

        For purposes of this Article 3, "KNOWLEDGE", with respect to any Seller shall mean the actual knowledge after reasonable due inquiry, as of the date of this Agreement or any certificate delivered pursuant hereto, of the following employees and/or officers of Seller: Gealy Wallwork, Dennis Hinderliter, Kevin Bowser, or Jack Hubbard.


          ARTICLE 4.  BUYER'S AND GWI'S REPRESENTATIONS AND WARRANTIES

    Buyer, with respect to its affairs, and GWI, with respect to its affairs, hereby represents and warrants to Sellers and to ATWEC as follows:

    SECTION 4.1 BUYER ORGANIZATION, STANDING AND POWER. Buyer is a duly organized, validly existing corporation, chartered and in good standing under the laws of the State of Delaware. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to comply with the provisions hereof and to consummate the transactions contemplated hereby.

    SECTION 4.2 GWI ORGANIZATION, STANDING AND POWER. GWI is a duly organized, validly existing corporation, chartered and in good standing under the laws of the State of Delaware. GWI has all necessary corporate power and authority to execute and deliver this Agreement, to comply with the provisions hereof and to consummate the transactions contemplated hereby. GWI will be the beneficial owner of all of the outstanding stock of Buyer through a trust arrangement.

    SECTION 4.3 AUTHORIZATION. Buyer's and GWI's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and GWI, and this Agreement is valid and binding upon Buyer and GWI in accordance with its terms.

    SECTION 4.4 NO CONFLICT. Neither the execution and delivery of this Agreement by Buyer or GWI, nor compliance by Buyer or GWI with any of the provisions hereof, nor the consummation of the transactions contemplated hereby will:

        (a) conflict with or result in a breach of any provision of Buyer's or GWI's respective Certificate of Incorporation or By-laws;

        (b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any Contract, Encumbrance or other instrument or obligation to which Buyer or GWI is a party or by which it or any of its properties or assets may be bound; or

        (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or GWI, or any of its respective properties or assets.

    SECTION 4.5 LITIGATION.   There are no actions, suits, proceedings or
investigations pending or, to the knowledge of Buyer or GWI threatened, in any court or before any governmental agency or instrumentality against, by or affecting Buyer or GWI or their respective business, financial condition or any of the properties or assets of either, or which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the recision thereof.

    SECTION 4.6 COMPLIANCE WITH LAWS.   Buyer is currently in compliance and has
heretofore complied in all respects with all material applicable statutes, ordinances, orders, writs, injunctions, decrees, rules and regulations promulgated by any federal, state, municipal or other governmental authority, and Buyer has not received any notice of a violation of any such statute, ordinance, order writ, injunction, decree, rule or regulation.

    SECTION 4.7 GOVERNMENT APPROVALS AND CONSENTS. No consent, waiver, approval, or authorization of, or registration, qualification, designation, declaration or filing with, or notification to, any federal, state or local governmental authority or administrative agency or any other third party is required in connection with the execution, delivery and performance of this Agreement or any agreement, instrument or document to be executed, delivered and performed in connection herewith or the consummation of any of the transaction contemplated hereby or thereby, by Buyer or GWI, except for such consents, waivers, approvals, or authorizations which will be obtained by Buyer prior to the Closing.

    SECTION 4.8 FINANCING. GWI and/or Buyer has obtained a loan agreement which provides a commitment to lend funds sufficient to enable GWI and/or Buyer to fulfill its obligations to pay the Purchase Price, which commitment expires on April 30, 1996.


                   ARTICLE 5.  SELLERS' AND ATWEC'S COVENANTS


    SECTION 5.1 TITLE MATTERS. To the extent tax, title and court searches are desired by Buyer, Buyer may obtain such at its costs; provided, however, Sellers
                                                      --------  -------
shall reimburse Buyer at the Closing for an aggregate amount of Seven Thousand Dollars ($7,000) of such costs. Sellers shall cooperate with the title companies and search companies selected by Buyer by providing access to Sellers' deeds and records. Sellers shall provide prior to the Closing an executed affidavit(s) in substantially the form of affidavit(s) attached as Schedule 5.1. At the Closing, Sellers shall deliver the Real Property to Buyer free and clear of the encumbrance of any mortgage or security interest securing the General Mortgage Bonds of P&S in favor of ATWEC dated January 1, 1957.

    SECTION 5.2 AFFIRMATIVE COVENANTS OF SELLERS PRIOR TO CLOSING. During the period from the date hereof to the Closing Date, each Seller shall:

        (a) conduct such Seller's business and its operations in all material respects in the same manner in which the same have heretofore been conducted, and maintain its books of account in the same manner as heretofore maintained;

        (b) use reasonable efforts to maintain and preserve such Seller's business and preserve such Seller's relationships with its customers, employees and others having business relations with such Seller so that such Seller's business shall be unimpaired in all material respects on the Closing Date; and

        (c) use reasonable efforts to maintain each Contract of such Seller listed in Schedule 2.1 in full force and effect in accordance with its terms.

    SECTION 5.3 NEGATIVE COVENANTS OF SELLERS PRIOR TO CLOSING. During the period from the date hereof to the Closing Date, no Seller shall, unless Buyer shall have given its consent thereto in writing:

        (a) create, assume or permit to exist any material Encumbrance attaching to the Purchased Assets after the date of this Agreement, other than a Permitted Encumbrance, on any of the Purchased Assets;

        (b) sell, lease or otherwise transfer any of the Purchased Assets, or cancel any of such Seller's material rights or claims, other than in the ordinary course of business;

        (c) enter into any material Contract not in the ordinary course of business, or cancel, modify adversely, assign, encumber or in any way discharge or terminate (other than by performance) any material Contract;

        (d) allow to occur or exist any event of default by Seller under any material Contract to which such Seller is a party unless such event of default shall be cured or waived prior to the Closing Date; or

        (e) make any material commitment (through negotiations or otherwise) or incur any liability to any labor organization other than pursuant to any agreement existing as of the date hereof and disclosed to Buyer or the matters described in Schedule 5.3 hereof.

    SECTION 5.4 NOTICES TO AND CONSENTS OF THIRD PARTIES. Each Seller shall in a timely fashion give all notices to and make all filings with all governmental authorities and other Persons (as hereafter defined) required to be given or made by such Seller under any significant license, authorization, Contract or other instrument in connection with the transactions contemplated by this Agreement, including but not limited to those items set forth on Schedule 5.4. Each Seller shall use its reasonable efforts to obtain, as soon as practicable after the date hereof but in any event prior to the Closing Date, all written consents or waivers of all governmental authorities and other Persons required to be obtained by such Seller under any significant license, authorization, Contract or other instrument or otherwise in connection with the transactions contemplated by this Agreement. For purposes of this Section 5.4, "significant" means, as to any Contract or other instrument, a Contract or instrument which will involve the payment to or by Buyer of more than $250,000 annually or a Contract the absence of which would have a Material Adverse Effect on the operation of the railroad lines purchased hereunder. For purposes of this Agreement, a "PERSON" means and includes any individual, partnership, corporation, trust, unincorporated organization or other entity, and any government or governmental authority, agency or political subdivision thereof.

    SECTION 5.5 ATWEC'S CONTINUING EXISTENCE. For a period commencing on the Closing Date and ending thirty-six (36) months after the Closing Date (the "Maintenance Period"), ATWEC hereby covenants and agrees to maintain, in full force and effect, and in compliance with all applicable corporate law, its corporate status, and books and records.

    SECTION 5.6 REMOVAL OF ITEMS NOT TRANSFERRED.  Within one hundred eighty
(180) days following the Closing, each Seller shall remove from any of Real Property all of such Seller's inventory and other items not purchased by Buyer pursuant to this Agreement.


                    ARTICLE 6.  BUYER'S AND GWI'S COVENANTS

    SECTION 6.1 NOTICES TO AND CONSENTS OF THIRD PARTIES. Buyer and GWI shall in a timely fashion give all notices to and make all filings with all governmental authorities and other Persons required to be given or made by Buyer or GWI under any license, authorization, Contract or other instrument, statute, regulation or otherwise in connection with consummation of the transactions contemplated by this Agreement. Buyer and GWI shall use its reasonable efforts to obtain, as soon as practicable after the date hereof but in any event prior to the Closing Date, all written approvals, consents or waivers of all governmental authorities and other Persons required to be obtained by Buyer or GWI under any license, authorization, Contract or other instrument, statute, regulation or otherwise in connection with consummation of the transactions contemplated by this Agreement. The authority which Buyer shall seek to obtain in such manner from the Surface Transportation Board shall include the right to operate the railroad lines operated by all three Sellers and shall be that available under 49 U.S.C. Section 10901. Buyer shall provide to Seller prior to filing a draft of materials to be filed with the Surface Transportation Board.

    SECTION 6.2 SELLER ACCESS POST-CLOSING.  For a period of one hundred eighty
(180) days following the Closing, to enable Sellers to remove inventory or other items not being purchased hereunder, Buyer will permit each Seller, upon reasonable advance notice to Buyer and in compliance with reasonable conditions imposed by Buyer, to enter onto the Real Property and remove such inventory or other items.

    SECTION 6.3 EMPLOYEES.

        (a) Buyer will give preference, both at the time of Closing, and for one year thereafter, to hiring individuals who immediately prior to the Closing were employees of any Seller. Buyer agrees to offer employment to an aggregate of at least twenty-six

    (26) hourly employees of Seller to commence on the date of Closing (the "DESIGNATED EMPLOYEES"). Any offer of employment to a Designated Employee will involve a total compensation package, including wages and benefits, substantially similar to those then being paid to similarly situated employees employed on railroads operated by existing affiliates of Buyer. Upon termination of employment by the Sellers, Sellers agree to pay the Designated Employees for all previously earned but unused vacation time.

        (b) If the Closing occurs on or after May 1, 1996, then Buyer shall reimburse Seller for vacation time earned in 1996 for use in 1997 and for which Seller has paid the Designated Employees, an amount for each such Designated Employee equal to that paid for such 1997 unused vacation multiplied by a fraction the numerator of which is the number of days actually worked for Buyer in 1996 and the denominator of which is all days actually worked in 1996 for either Seller or Buyer.

        (c) Buyer agrees to permit the Designated Employees to use (subject to Buyer's then current vacation policy) all such previously earned vacation time, but shall have no obligation to pay the Designated Employees for such vacation time.

        (d) Buyer will give Designated Employees full credit for their prior service with Seller with respect to Buyer's vacation benefit programs and, within each applicable unit, certain applicable bumping rights.


                 ARTICLE 7.  CONDITIONS TO PARTIES' OBLIGATIONS

    SECTION 7.1 CONDITIONS TO BUYER'S AND GWI'S OBLIGATIONS. The obligations of Buyer and GWI to complete the transactions provided for herein shall be subject, at its election, to satisfaction on or before the Closing Date of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES: All representations and warranties of each Seller contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except as may be otherwise provided in this Agreement), and Buyer shall have received a certificate to that effect, dated the Closing Date, signed by the acting Executive Vice President or Treasurer of each Seller and ATWEC to such effect;

          (b) PRE-CLOSING OBLIGATIONS: Each Seller shall have performed all obligations required to be performed by it hereunder, the performance of which has not been waived by Buyer, and Buyer shall have received a certificate to that effect, dated the Closing Date, signed by the Executive Vice President and the Treasurer of each Seller;

          (c) SELLER'S DUE AUTHORIZATION: Each Seller's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby shall have been duly and validly authorized by all necessary corporate action on the part of such Seller, and Buyer shall have received a duly certified copy of all actions taken by such Seller's Board of Directors and by its shareholder effecting the same;

          (d) ATWEC'S DUE AUTHORIZATION: ATWEC's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby shall have been duly and validly authorized by all necessary corporate action on the part of ATWEC, and Buyer shall have received a duly certified copy of all actions taken by ATWEC's Board of Directors effecting the same;

          (e) SELLERS' CONSENTS, ETC.: All notices, filings, consents, waivers and approvals set forth in Schedule 7.1(e) shall have been given, made or obtained, as the case may be, by the appropriate Seller, and Buyer shall have received a true copy of each thereof;

          (f) BUYER'S CONSENTS, ETC.: All notices, filings, consents, waivers and approvals set forth in Section 6.1 or in Schedule 7.1(f) shall have been given, made or obtained, as the case may be, by Buyer; and

          (g) NO BAR: There shall not be in effect any judgment, decree or order of, or position taken by, any court or administrative body of competent jurisdiction, nor shall there have been any action, suit, proceeding or known investigation instituted or threatened, nor shall any law or regulation have been enacted or any action taken thereunder, which would restrain or prohibit, make illegal, or subject Buyer to material damage as a result of, the consummation of the transactions contemplated hereby.

          (h) FURTHER CLOSING DOCUMENTS: Each Seller shall have delivered, or caused to be delivered, to Buyer the following documents and instruments in form reasonably satisfactory to counsel to Buyer:

               (1) A copy of the Certificate of Incorporation of such Seller and of all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretary of the Commonwealth of Pennsylvania;

               (2) Certificates of the Secretary of the Commonwealth of Pennsylvania attesting to the good standing of such Seller in such jurisdiction as of a date reasonably proximate to the Closing Date;

               (3) A copy of the Certificate of Incorporation of ATWEC and of all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretary of the State of Delaware;

               (4) Certificates of the Secretary of the State of Delaware attesting to the good standing of ATWEC in such jurisdiction as of a date reasonably proximate to the Closing Date;

     (5) A copy of the Certificate of Incorporation of KELC and of all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretary of the Commonwealth of Pennsylvania;

               (6) Certificates of the Secretary of the Commonwealth of Pennsylvania attesting to the good standing of KELC in such jurisdiction as of a date reasonably proximate to the Closing Date;

               (7) One or more quit claim deeds in the form attached hereto as Exhibit C and other appropriate instruments of conveyance sufficient to convey all of such Seller's interest in the Real Property, which shall be duly executed by such Seller, acknowledged and in recordable form;

               (8) The affidavits described in Section 5.1, redated to the Closing Date;

               (9) Bills of sale, assignments and other instruments of transfer and conveyance, each duly executed by such Seller, transferring to Buyer title or other interest to the Purchased Assets being transferred by such Seller other than the Real Property;

               (10) An assignment, duly executed by such Seller, of each Contract listed in Schedule 2.1 to which such Seller is a party; and

               (11) Stock certificate(s) representing all of the Kittanning Stock, duly endorsed in blank.

               (12) Resignations of all the officers and directors of KELC.

          (i) REAL ESTATE TAXES, ETC.: except as otherwise expressly provided herein, all taxes, assessments, utilities, insurance and water charges on the Real Property shall be prorated between Buyer and Sellers to the Closing Date;

          (j) OPINION OF COUNSEL: Buyer shall have received an opinion addressed to Buyer, dated the Closing Date, of counsel to Sellers and to ATWEC, in the form of Exhibit A;

          (k) CLOSING OF RELATED TRANSACTIONS: The sale of the coal business of certain subsidiaries of ATWEC to Stanford Energy Company (the "Stanford/ATWEC Transaction") shall be closing contemporaneously with the Closing;

          (l) CRC AGREEMENT:

          (m) TITLE REPORT: Buyer shall have received a title report covering the railroad operating property portion of the Real Property being conveyed by such Sellers, marked up by a representative of the title insurance company referred to in Section 5.1 to evidence that all matters to be disposed of prior to the issuance of a title policy insuring the absence of liens other than Permitted Encumbrances and the state of title sufficient to allow Buyer to operate such operating portion of the Real Property as a continuous line of railroad; and

          (n) OTHER MATTERS: Buyer shall have received such other instruments and documents as shall have been reasonably requested by counsel to Buyer on or before the Closing Date.

     SECTION 7.2 CONDITIONS TO SELLERS' OBLIGATIONS. The obligations of Sellers to complete the transactions provided for herein shall be subject, at their election, to satisfaction on or before the Closing Date of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES: all representations and warranties of Buyer and GWI contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except as may be otherwise provided in this Agreement), and Sellers shall have received a certificate to that effect, dated the Closing Date, signed by the Chief Executive Officer or Treasurer of Buyer and GWI;

          (b) PRE-CLOSING OBLIGATIONS: Buyer shall have performed all obligations required to be performed by it hereunder, the performance of which has not been waived by Sellers, and Sellers shall have received a certificate to that effect, dated the Closing Date, signed by the Chief Executive Officer of Buyer;

          (c) BUYER'S DUE AUTHORIZATION: Buyer's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby shall have been duly and validly authorized by all necessary corporate action on the part of Buyer, and Sellers shall have received a duly certified copy of all actions taken by Buyer's Board of Directors effecting the same;

          (d) GWI'S DUE AUTHORIZATION: GWI's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby shall have been duly and validly authorized by all necessary corporate action on the part of GWI, and Sellers shall have received a duly certified copy of all actions taken by GWI's Board of Directors effecting the same;

          (e) SELLER'S CONSENTS, ETC.: all notices, filings, consents, waivers and approvals set forth in Schedule 7.1(e) shall have been given, made or obtained, as the case may be, by the appropriate Seller;

          (f) BUYER'S CONSENTS, ETC.: all notices, filings, consents, waivers and approvals set forth in Section 6.1 or in Schedule 7.1(f) shall have been given, made or obtained, as the case may be, by Buyer, and Sellers shall have received a true copy of each thereof;

          (g) NO BAR: there shall not be in effect any judgment, decree or order of, or position taken by, any court or administrative body of competent jurisdiction, nor shall there have been any action, suit, proceeding or known investigation instituted or threatened, nor shall any law or regulation have been enacted or any action taken thereunder, which would, in Sellers' reasonable judgment, restrain or prohibit, make illegal, or subject Sellers to material damage as a result of, the consummation of the transactions contemplated hereby;

          (h) FURTHER CLOSING DOCUMENTS: Buyer shall have delivered to Sellers the following documents and instruments in form reasonably satisfactory to counsel to Sellers:

               (1) A copy of the Certificate of Incorporation of Buyer and of all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretary of State of Delaware;

     (2) A copy of the Certificate of Incorporation of GWI and of all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretary of State of Delaware;

               (3) The amount provided by Section 1.4, in immediately available funds; and

               (4) Assumption of the Contracts referred to in Section 2.1, duly executed by Buyer, in form and substance reasonably satisfactory to Sellers.

          (i) REAL ESTATE TAXES, ETC.: except as otherwise expressly provided herein, all taxes, assessments, utilities, insurance and water charges on the Real Property shall have been prorated between Buyer and Sellers to the Closing Date;

          (j) CLOSING OF RELATED TRANSACTIONS: All transactions contemplated by Stanford/ATWEC Transaction shall be closing contemporaneously with the Closing;

          (k) OPINION OF COUNSEL: Sellers shall have received an opinion addressed to Sellers, dated the Closing Date, of counsel to Buyer and GWI, in the form of Exhibit B; and

          (l) OTHER MATTERS: Sellers shall have received such other instruments and documents as shall have been reasonably requested by counsel to Sellers on or before the Closing Date.


                              ARTICLE 8.  CLOSING

     SECTION 8.1 CLOSING. The Closing shall take place at the offices of Goodwin, Procter & Hoar LLP at 10:00 a.m. on April 25, 1996, or at such other time and place as the parties may agree (the "CLOSING DATE"). The parties agree that they shall take such actions, including the delivery of documents in escrow, in order to facilitate completion on the Closing Date of all of the transactions contemplated hereby.

     SECTION 8.2 FAILURE TO CLOSE; TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, as follows:

          (a) By the mutual consent of Buyer and each Seller; or

          (b) By Buyer, upon notice to each Seller, if events occur which, without any breach by Buyer of its obligations hereunder, render impossible compliance with one or more of the conditions set forth in Section 7.1 (and such compliance is not waived by Buyer); or

          (c) By any Seller, upon notice to Buyer, if events occur which, without breach by any Seller of its obligations hereunder, render impossible compliance with one or more of the conditions set forth in Section 7.2 (and such compliance is not waived by Sellers); or

          (d) By Buyer or by any Seller, upon notice to all other parties hereto, at any time after April 29, 1996.

In the event of any termination as provided by this Section 8.2, this Agreement shall thereupon become void and of no effect, without any liability on the part of any party; provided, however, that the obligations of the parties contained in Section 9.2 and Section 9.3 shall survive.


                         ARTICLE 9.  FURTHER COVENANTS

     SECTION 9.1 TAXES ON TRANSACTION. All sales or use taxes and all transfer taxes payable by reason of the sale and transfer of any of the Purchased Assets hereunder, and any tax due under any applicable gains tax law, shall be paid 50% by Buyer and 50% by Sellers.

     SECTION 9.2 EXPENSES OF THE PARTIES. Except as otherwise expressly provided in this Agreement, all expenses involved in the preparation, negotiation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants, shall be borne solely by the party who shall have incurred the same, and no other party shall have any responsibility with respect thereto.

     SECTION 9.3 CONFIDENTIALITY. Except for necessary disclosure to such party's directors, officers, employees, counsel, accountants, bankers and other agents, and except for the disclosure contemplated by Sections 5.4 and 6.1, each party shall keep the provisions of this Agreement confidential both prior and subsequent to the Closing Date. Without limiting the generality of the foregoing, no party shall make any press release or advertisement with respect to the transactions contemplated hereby without the prior consent of Buyer and Sellers, unless such party determines, upon the advice of counsel, that such action is required by law. Anything to the contrary herein notwithstanding, Sellers and ATWEC recognize that in the event GWI intends to offer its securities for sale information concerning Sellers and the transactions contemplated by this Agreement may be included in a registration statement or offering circular or memorandum used in connection with any such offer. Prior to the first filing of such registration statement or offering circular or memorandum with the Securities and Exchange Commission ("SEC"), GWI shall deliver a copy of such registration statement (without exhibits) to ATWEC. If GWI thereafter proposes to change any information therein with respect to the Sellers or the transactions contemplated by this Agreement, it will provide ATWEC with a copy of such proposed changes before filing them with the SEC. ATWEC agrees to keep confidential the information contained in such document and the fact that GWI is contemplating such offering until such first filing.

     SECTION 9.4 FURTHER ASSURANCES. Each party shall cooperate with the others, take such further action, and execute and deliver such further documents, as may be reasonably requested by any other party in order to carry out the terms and purposes of this Agreement. Without limiting the generality of the foregoing, from and after the Closing Date:

          (a) Each party shall file all tax returns consistent with the allocation of the Purchase Price set forth in Schedule 1.3, and no party shall take any position on audit or in litigation which is inconsistent with such allocation if such position would result in the payment of any additional tax by, or the disallowance of any deduction or credit to, any other party; and

          (b) On the request of Buyer, Sellers and ATWEC shall take such action and deliver to Buyer such powers of attorney and further instruments of assignment, conveyance or transfer and other similar documents of further assurance as in the opinion of counsel to Buyer may be reasonably necessary to assure, complete and evidence the full and effective transfer, conveyance and assignment of the Purchased Assets and possession thereof to Buyer, its successors and assigns, and the performance of this Agreement by Sellers and ATWEC in all respects.

     SECTION 9.5 COLLECTION OF RECEIVABLES AND PAYMENT OF PAYABLES . Sellers may, at their option, request that Buyer, as paying agent of Sellers, beginning ninety (90) days after the Closing hereunder, (i) collect Sellers' accounts receivables which are (a) interline settlements, (b) freight receivables from shippers and (c) carhire receivables, and (ii) pay any payables of Sellers' which are (x) interline payables or (y) carhire payables. Upon such request, which request shall be (1) received prior to the end of such 90 day period, (2) accompanied by originals or copies of all necessary records with respect to any such receivables and payables and (3) accompanied by authorization necessary to permit Buyer to negotiate checks or other instruments payable to any Seller in connection with such service, Buyer shall perform such service for a period of one hundred eighty (180) days from the end of such 90 day period. Buyer shall collect receivables and pay payables with its own funds, and within thirty (30) days of the end of each month shall deliver to Sellers (I) a report indicating its paying agent activity for such month, including by account all accounts paid and all revenue received, and (II) either a bill or a check for the net amount of such activity, as the case may be. If Buyer renders to Sellers a bill for such month, Sellers shall pay any amount due hereunder to Buyer within five (5) business days of the receipt of such bill.


                      ARTICLE 10. ALLOCATION OF LIABILITY

     SECTION 10.1 DEFINITION OF "OBLIGATIONS". As used in this section, the term "Obligations" shall be broadly construed and shall include, without limitation, legal obligations, responsibilities, and liabilities to any Person, and the legal responsibility to assume losses, damages, and costs, that arise out of, by virtue of, or pursuant to:

          (a) any federal or state statute, principle of common law, or municipal ordinance;

          (b) any rule, regulation, order, decision, judgment, decree, mandate or directive of any court or other tribunal, or of any governmental agency, body, instrumentality, or political subdivision; or

          (c) any deed, contract or other legal instrument.

     "OBLIGATIONS," as defined herein, shall also include, without limitation, and whether accrued before or after Closing, all obligations, responsibilities, losses, and liabilities in connection with, in respect to, or arising out of,
(i) damage to or the loss of any property, or personal injury or wrongful death, of any Person, (ii) costs and expenses incurred for any purpose whatsoever (including reasonable attorneys' fees and expenses and costs incurred for remedial or corrective action, containment, clean-up, repair work and response to claims and actions) in order to discharge or satisfy the Obligations, and
(iii) assessments, fees, fines, penalties, judgments, awards, orders and decrees.

     SECTION 10.2 ALLOCATION OF SPECIFIC OBLIGATIONS. Except as otherwise agreed by the parties in any other document and to the extent stated in such other documents, the parties shall, as between themselves, allocate Obligations pertaining to the Purchased Assets in accordance with this Section, without regard to consideration of fault or negligence. With respect to any Obligation allocated to ATWEC and/or the Sellers, subject to the limitations set forth in
Section 10.2(f) below, ATWEC and the Sellers shall indemnify, defend and hold harmless Buyer and GWI and their respective officers, directors, employees,
shareholders and affiliates.    With respect to any Obligation allocated to GWI
and/or Buyer, subject to the limitations set forth in Section 10.2(g) below, GWI and Buyer shall indemnify, defend and hold harmless ATWEC and the Sellers and their respective officers, directors, employees, shareholders and affiliates, including without limitation, any trustee of any affiliate of ATWEC or Seller.

          (a) LICENSES AND AGREEMENTS: Buyer and GWI shall be jointly and severally responsible for all Obligations arising after Closing or allocable to the period after Closing under the Contracts. Sellers and ATWEC shall each be jointly and severally responsible for any such Obligations arising before or allocable to the period before Closing.

          (b) PERSONAL INJURY AND PROPERTY DAMAGE: Buyer and GWI shall be jointly and severally responsible for all Obligations arising out of personal injury to or the death of Persons or loss of, or damage to, property (including the employees and property of the parties hereto) occurring on or about the Real Property after Closing. Sellers and ATWEC will each be jointly and severally responsible for all such Obligations occurring on or about the Real Property on or prior to Closing.

          (c)  HAZARDOUS SUBSTANCES:

               (1) Buyer and GWI shall be jointly and severally responsible for Obligations which arise from the existence or presence of Hazardous

          Substances in, on or about the Real Property (hereinafter "TOXIC CONTAMINATION") after Closing.

               (2) ATWEC and each Seller shall be jointly and severally responsible for Obligations arising from Toxic Contamination, provided that such Toxic Contamination resulted from a condition created by ATWEC or any Seller during the time the Real Property was owned and occupied by ATWEC or any Seller and further provided that such Toxic Contamination was a violation of common law duty or exceeded allowable limits or was otherwise in violation of applicable Environmental Laws during such time. Neither ATWEC nor any Seller shall be liable for any Obligation resulting from any condition created prior to the acquisition of ownership of the Real Property by ATWEC or any Seller even if such Obligations arise from ongoing, continuous, migrating contamination that occurred during the ownership and control of the Real Property by ATWEC or any Seller. Subject to the further limitations set forth at Paragraph 10.2(f) below, ATWEC's and each Seller's liability for any Obligation for which it is otherwise responsible hereunder shall be no greater than that resulting from the condition of the Real Property at Closing. Buyer and GWI shall be jointly and severally responsible for all other Obligations arising from Toxic Contamination which occurred prior to or after the Closing including responsibility for any Obligation arising from Toxic Contamination resulting from a condition created by Buyer's possession of, or operations on, the Real Property, or from any ongoing, continuing, migrating or subsequent release or contamination, or from any increases in remediation or containment costs or liability, created by or resulting from events occurring after Closing, including the passage of time.

               (3) If at any time after Closing any Toxic Contamination is discovered which is or may be the responsibility of ATWEC or any Seller pursuant to subsection (2) above, ATWEC and each Seller shall be notified of such Toxic Contamination by Buyer and shall have the opportunity and right to investigate, determine its responsibility therefor, determine in connection with appropriate governmental or regulatory bodies the appropriate response or remedy for such Toxic Contamination, and remedy, with its own forces or contractors and at its own expense, such Toxic Contamination to the satisfaction of appropriate regulatory bodies or to the additional extent deemed appropriate by ATWEC and Sellers. Buyer shall grant such rights of entry or other rights to ATWEC and Sellers, upon reasonable terms and without compensation, as may be necessary to allow ATWEC and Sellers to perform the inspections, remediations or other actions necessary to comply with this subsection. In the event of dispute concerning ATWEC's and Sellers' responsibility for any obligation hereunder, the parties shall cooperate to resolve such dispute as quickly as possible, and Buyer, unless required by valid judicial or regulatory order to take action to remedy a specific condition, shall during the resolution of such dispute take no actions inconsistent with ATWEC's and Sellers' right to seek a determination from the appropriate regulatory or judicial body of the remedy required by law and to remedy the Toxic Contamination with its own forces or contractors. ATWEC and Sellers shall not be liable to Buyer for any damages, costs or expenses incurred as a result of such Obligation, except that if Buyer is required by valid judicial or administrative order as provided above to take action to remedy any Obligation which is later determined to be the responsibility of ATWEC or any Seller hereunder, Buyer shall be able to recover its actual and reasonable costs from ATWEC and Sellers.

          (d) OTHER PHYSICAL CONDITION OF THE REAL PROPERTY: Except as otherwise provided in this Article 10, Buyer and GWI shall be jointly and severally responsible for:

               (1) all Obligations that arise out of, in respect to, or in connection with, the physical condition, safety, utility, adequacy, marketability, value, suitability or fitness of the Real Property, or any portion thereof, or any defects therein, including without limitation, Obligations relating to (a) public or private street, bridge, underpass or others crossings, (b) the removal or remediation of contaminating materials or substances (other than Hazardous Substances) (c) the demolition of structures or abatement of nuisances, (d) the flow or obstruction of surface waters, (e) the stability of the soil on, above, over, or adjacent to the property,
          (f) support for or by, adjacent property or the collapse of soil or other materials or buildings onto adjacent property, and (g) the construction, repair, rehabilitation, alteration, maintenance, or use of the Real Property;

               (2) Obligations imposed by the regulations or orders of any regulatory or licensing agency or by agencies or governmental bodies responsible for preserving the public health or safety, the environment, natural resources, wildlife, historic sites, vegetation, public parks or forests, or wetlands; and

               (3) Obligations imposed by buildings or construction codes, or licensing, subdivision or zoning requirements, including Obligations relating to licensing, permits, notices, and fees.

          (e) BREACHES OF REPRESENTATIONS, WARRANTIES AND COVENANTS:

               (1) ATWEC and Sellers shall each be jointly and severally liable and responsible to Buyer for all Obligations that arise out of, in respect to, or in connection with, the failure or breach by ATWEC or any Seller of any representation or warranty made in this Agreement, or any breach or nonfulfillment by ATWEC or any Seller of any covenant or agreement made in this Agreement.

               (2) Buyer and GWI shall each be jointly and severally liable and responsible to Sellers and ATWEC for all Obligations that arise out of, in respect to, or in connection with any failure or breach by Buyer or GWI of any representation or warranty, or any breach or nonfulfillment of any covenant or agreement, of Buyer or GWI in this Agreement.

          (f) LIMITATIONS ON OBLIGATIONS ALLOCATED TO ATWEC AND SELLERS:
     Notwithstanding any other provision of this Agreement, the obligation of ATWEC and the Sellers, in the aggregate, to indemnify Buyer and GWI or their respective officers, directors or affiliates, and the responsibility or liability of ATWEC and the Sellers, in the aggregate, with respect to all Obligations allocated to ATWEC or any Seller hereunder shall be subject to the following limitations:

               (1) Any claim relating to an Obligation must be made in accordance with Section 10.3 below prior to the second anniversary of the Closing Date, except that any claim with respect to any Federal Employers Liability Act claim asserted by any person employed by ATWEC or any Seller on the date hereof must be made prior to the third anniversary of the date hereof.

               (2) The indemnification obligations of ATWEC and the Sellers and the responsibility or liability of ATWEC and the Sellers relating to Obligations pursuant to Paragraph 10.2(c) above (the "Environmental Obligations") shall be limited to, and in no event shall exceed, an aggregate amount of $1,000,000 and the indemnification obligations of ATWEC and the Sellers and the responsibility or liability of ATWEC and the Sellers relating to all Obligations shall be limited to, and in no event shall exceed, and in no circumstance shall ATWEC and the Sellers be required to pay more than, an aggregate amount of $5,000,000.

               (3) The indemnification obligations of ATWEC and the Sellers and the responsibility or liability of ATWEC and the Sellers with respect to Environmental Obligations hereunder shall be limited solely to Environmental Obligations arising out of or resulting from: (1) a post-closing investigation or remedial action required by Environmental Laws, conducted by a government agency or pursuant to an order issued by a governmental agency with authority to administer the Environmental Laws and having jurisdiction over the property or the matter in question; (2) a third party claim or (3) the discovery of the presence or release of Hazardous Substances as the result of a facility expansion or renovation (excluding any losses, liabilities, damages, or costs relating to or resulting from the removal of non-friable or non-damaged asbestos containing material during such activities which shall not constitute or be deemed or constitute an Obligation or an Environmental Obligation hereunder), it being understood that neither Buyer nor any affiliate thereof will, prior to the second anniversary of the Closing, commence any plan to, or conduct any studies or investigation with respect to, any such expansion or renovation without the prior written approval of ATWEC.

     (4) No claim for indemnification by ATWEC or any Seller or for the payment of any Obligation shall be payable by ATWEC or any Seller with respect to any Obligation allocated to any such party for the first $150,000 in the aggregate of such Obligations.

          (g) LIMITATIONS ON OBLIGATIONS ALLOCATED TO BUYER AND GWI:
     Notwithstanding any other provision of this Agreement, the obligation of GWI and Buyer, in the aggregate, to indemnify ATWEC, each Seller or any of their respective officers, directors, affiliates or shareholders or trustees of any affiliate, and the responsibility or liability of GWI and Buyer with respect to any Obligation allocated to GWI or Buyer hereunder shall be subject to the following limitations: any claim relating to an Obligation must be made in accordance with Section 10.3 below prior to the second anniversary of the Closing Date, except that any claim with respect to any Environmental Obligation must be prior to the fifth anniversary of the date hereof.

          (h) REGISTRATION STATEMENT FOR GWI SECURITIES: Buyer and GWI shall be responsible to ATWEC and Sellers for all Obligations that arise out of, in respect to, or in connection with, the use by GWI of financial information obtained from Seller and of any other information relating to the transactions contemplated by this Agreement or relating to Seller's business in a registration statement filed with the Securities and Exchange Commission or in a private placement memorandum circulated in connection with the issuance by GWI of its securities, except when there has been a finding by a court of competent jurisdiction that any such information which caused the Obligation contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make such information not misleading and any such untrue statement or omission was made by Sellers or ATWEC.

     SECTION 10.3 PROCEDURE FOR ENFORCEMENT OF OBLIGATIONS. Any party (the "Demanding Party") seeking to hold any other party to this Agreement (the "Receiving Party") responsible for any Obligation in accordance with this
Article 10 shall give to such Receiving Party notice of such demand, stating in reasonable detail the nature thereof. If any demand relates to an Obligation arising out of a claim made by any Person not a party to or affiliated with a party to this Agreement, the notice shall also state whether the Demanding Party
(a) has made payment in full of the claim, (b) has compromised and made payment of the compromised claim, or (c) disputes the claim and intends to defend against it. The Receiving Party shall have the right to defend the claim. If the Receiving Party shall defend against such claim, the Demanding Party shall cooperate with the Receiving Party in such defense, shall make available to the Receiving Party all records and other materials reasonably required by the Receiving Party in such defense, and shall have the right to participate in such defense, but the Receiving Party shall at all times control such defense. If the Receiving Party does not intend to defend against the claim then the Demanding Party may defend. If the Demanding Party shall defend against the claim, the Receiving Party shall cooperate with it in such defense, shall make available to the Demanding Party all records and other materials reasonably required by it in such defense, and shall have the right to participate in such defense, but the Demanding Party shall at all times control such defense. Upon the giving of any written notice in accordance with this Section
10.3 of any claim by any Demanding Party against any Receiving Party with respect to any Obligation within the time periods described in Paragraphs 10.2(f)(1) and Section 10.2(g) above, the right to indemnification with respect to such claim shall remain in effect until such matter shall have been finally determined and disposed of, and indemnification due in respect thereof shall have been paid.

     SECTION 10.4 REMEDIES. This Article 10 sets forth the exclusive remedies of ATWEC, each Seller, Buyer and GWI with respect to any Obligation as a result of the breach of, or the failure to perform or satisfy, any of the representations, warranties, covenants and agreements of any party under this Agreement or any other claim with respect to this Agreement or the transactions contemplated hereby (other than intentional fraud); provided that the foregoing shall not limit the availability prior to or (with the exception of any such remedies as may be available under any Environmental Law or with respect to environmental matters) after the Closing of any equitable remedy, including, without limitation, any equitable remedy which may result in a monetary recovery by Buyer or GWI (but in no case shall Buyer or GWI be entitled to any monetary recovery or rescission or a similar remedy after the Closing).

                         ARTICLE 11. GENERAL PROVISIONS

     SECTION 11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Subject to the provisions of Section 10.4 hereof, the several representations, warranties and covenants of the parties herein contained, and the provisions hereof which by their terms are to be performed after the Closing Date, shall survive the Closing Date and shall be effective regardless of any investigation which may have been or may be made at the time by or on behalf of the party to whom such representations, warranties, covenants and agreements are made.

     SECTION 11.2 AMENDMENT AND WAIVER. This Agreement may be amended only by a writing executed by each of the parties hereto. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged therewith. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

     SECTION 11.3 ASSIGNMENT. The Agreement may be freely assigned without notice to, or consent by, Sellers or ATWEC to a corporation or other business entity wholly owned by Buyer, but no such assignment shall relieve Buyer or GWI of its obligations and liabilities hereunder. Sellers (other than to ATWEC or a wholly owned subsidiary of ATWEC after notice to Buyer and GWI) and ATWEC may not assign this Agreement for a period of thirty-six (36) months following the Closing Date, after which period Sellers and ATWEC shall be free to assign this Agreement without notice to, or consent by, Buyer. This Agreement shall be binding upon and inure to the benefit of Sellers, ATWEC, GWI and Buyer, and their respective successors and assigns.

     SECTION 11.4 NOTICES, ETC. Each notice, report, demand, waiver, consent and other communication required or permitted to be given hereunder shall be in writing and shall be sent either by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows:

If to Buyer or to GWI:          Pittsburg & Shawmut Railroad, Inc.
                                201 N. Penn Street
                                Punxsutawney, PA  15767
                                Attention: President

                                Genesee & Wyoming Inc.
                                71 Lewis Street
                                Greenwich, CT 06830
                                Attention:  Mortimer B. Fuller III

 with a copy to:                Harter, Secrest & Emery
                                700 Midtown Tower
                                Rochester, New York  14604-2070
                                Attention: James B. Gray, Jr. Esq.

If to any Seller or to ATWEC:   Arthur T. Walker Estate Corporation
                                One Glade Park, East R.D. 8, Box 46
                                Kittanning, PA 16201
                                Attention:  President

 with a copy to:                Dumaines
                                201 Devonshire Street
                                Fourth Floor
                                Boston, MA 02110
                                Attention:  Gerard J. Sarnie

                                Goodwin, Procter & Hoar LLP
                                Exchange Place
                                53 State Street
                                Boston, MA 02109
                                Attention:  Stephen W. Carr, P.C.

Each such notice and other communication given by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication given by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer back is received. Any party may change its address for the purpose hereof by giving notice in accordance with the provisions of this
Section 11.4.

    SECTION 11.5 BINDING EFFECT. Subject to the provisions of Section 11.3, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement creates no rights of any nature in any Person not a party hereto.

    SECTION 11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within the Commonwealth of Pennsylvania.

    SECTION 11.7 EFFECT OF AGREEMENT. This Agreement sets forth the entire understanding of the parties, and supersedes any and all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

    SECTION 11.8 HEADINGS; COUNTERPARTS. The Article and Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intention of the parties. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

                            SELLERS:

                            THE PITTSBURG & SHAWMUT RAILROAD
                            COMPANY


                            By:/s/  Walter E. Travis
                               ---------------------
                            Its [    ]  Director


                            RED BANK RAILROAD COMPANY


                            By:/s/  Walter E. Travis
                               ---------------------
                            Its [    ]  Director


                            MOUNTAIN LAUREL RAILROAD COMPANY


                            By:/s/  Walter E. Travis
                               ---------------------
                            Its [    ]  Director

                            BUYER:

                            PITTSBURG & SHAWMUT RAILROAD, INC.


                            By:
                               ---------------------
                            Its [    ]


                            ATWEC:

                            ARTHUR T. WALKER ESTATE CORPORATION


                            By:/s/  Walter E. Travis
                               ---------------------
                            Its [    ]  Chairman


                            GWI:

                            GENESEE & WYOMING INC.


                            By:
                               -----------------------
                            Its [    ]

                            BUYER:

                            PITTSBURG & SHAWMUT RAILROAD, INC.


                            By:/s/ Mark W. Hastings
                               ---------------------
                            Its [    ] Treasurer


                            ATWEC:

                            ARTHUR T. WALKER ESTATE CORPORATION


                            By:
                               ---------------------
                            Its [    ]


                            GWI:

                            GENESEE & WYOMING INC.


                            By: /s/ Mortimer B. Fuller
                               -----------------------
                            Its [    ]  President

                        TABLE OF EXHIBITS AND SCHEDULES


* Exhibit A             Form of Opinion of Sellers' and ATWEC's
                             Counsel
* Exhibit B             Form of Opinion of Buyer's and GWI's Counsel
* Exhibit C             Form of Deed

* Schedule 1.1(a)       Real Property
* Schedule 1.1(b)       Tangible Personal Property
* Schedule 1.1(c)       Inventories
* Schedule 1.1(e)       Intangible Assets
* Schedule 1.3          Allocation of Purchase Price

* Schedule 2.1          Contracts Assumed
* Schedule 2.4(b)       KELC Permits

* Schedule 3            Disclosure Statement
* Schedule 3.17(f)      Employees

* Schedule 5.1          Form of Seller's Real Property Affidavit
* Schedule 5.3          Continuing Health Care Benefits
* Schedule 5.4          Consents

* Schedule 7.1(e)       Seller's Consents
* Schedule 7.1(f)       Buyer's Consents
* Schedule 7.1(l)(3)    Coal Destinations

*  OMITTED EXHIBITS AND SCHEDULES

   UPON WRITTEN REQUEST, THE REGISTRANT WILL PROVIDE COPIES OF ANY OF THE REFERENCED OMITTED EXHIBITS AND SCHEDULES, SUBJECT TO REQUESTS FOR CONFIDENTIAL TREATMENT.

                  AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


    THIS AMENDMENT No. 1 to Asset Purchase Agreement, dated April 19, 1996, among Pittsburg & Shawmut Railroad, Inc., a Delaware corporation, Genesee & Wyoming Inc., a Delaware corporation, The Pittsburg & Shawmut Railroad Company, a Pennsylvania corporation, Red Bank Railroad Company, a Pennsylvania corporation, Mountain Laurel Railroad Company, a Pennsylvania corporation, and Arthur T. Walker Estate Corporation, a Delaware corporation.

    1. Section 11.5 of the Asset Purchase Agreement, is hereby amended by deleting the last sentence thereof and substituting in its place:

            "Except as specifically provided in Section 10.2 hereof, this Agreement creates no rights of any nature in any Person not a party hereto."

    2. Except as set forth above, all other terms and conditions of the Asset Purchase Agreement remain the same.

    3. This Consent may be executed in various counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


    IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the date first written above.

                            THE PITTSBURG & SHAWMUT RAILROAD
                            COMPANY


                            By:/s/  Walter E. Travis
                               ---------------------
                            Its: Director


                            RED BANK RAILROAD COMPANY

                            By:/s/  Walter E. Travis
                               ---------------------
                            Its: Director


                            MOUNTAIN LAUREL RAILROAD COMPANY


                            By:/s/  Walter E. Travis
                               ---------------------
                            Its: Director

                  AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
                            [signatures continued]


                            PITTSBURG & SHAWMUT RAILROAD, INC.


                            By:
                               ------------------------
                            Its:


                            ARTHUR T. WALKER ESTATE CORPORATION


                            By:/s/  Walter E. Travis
                               ---------------------
                            Its:  Chairman


                            GENESEE & WYOMING INC.


                            By:
                               -----------------------
                            Its:

                  AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
                            [signatures continued]


                            PITTSBURG & SHAWMUT RAILROAD, INC.


                            By: /s/  Mark W. Hastings
                               ------------------------
                            Its:  Treasurer


                            ARTHUR T. WALKER ESTATE CORPORATION


                            By:
                               ---------------------
                            Its:


                            GENESEE & WYOMING INC.


                            By:/s/  Mortimer B. Fuller
                               -----------------------
                            Its:  President